UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   September 20, 2017

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (416) 535-0123

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure.

On September 20, 2017, in response to a release of information by the City of Burlington d/b/a Burlington Telecom (“BT”) regarding the bidding process for BT, Tucows Inc. (the “Company”) released certain information, attached hereto as Exhibits 99.1, 99.2 and 99.3, regarding its bid (the “Bid”) to acquire all of the assets of BT, together with all of the Burlington Telecom System assets the City of Burlington conveyed to and then leased back from Blue Water Holdings, LLC (together with BT, the “BT Business”). The Company believes that the BT Business, with its existing fiber assets and a strong customer base, will add to the Company’s growing fiber footprint. The Company is offering to acquire the BT Business for a total consideration of $28.8 million, consisting of (i) $27.5 million in cash payable at closing, (ii) an additional $0.5 million to the extent BT Business’ EBITDA achieves $4.25 million by its fiscal year end on June 30, 2018 and (iii) the Company’s undertaking to move BT Business’ data center from Burlington’s Memorial Auditorium to another location, which is estimated to cost approximately $0.8 million. As of the date hereof, the Company is one of the remaining bidders for the BT Business. BT has indicated that on October 2, 2017, it will narrow the field to two bidders and on October 16, 2017, it will select the final winning bidder. There can be no assurance that the Company will be selected as the winning bidder.

The information disclosed under this Item 7.01, including Exhibits 99.1, 99.2 and 99.3 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

This Current Report on Form 8-K contains forward-looking statements related to the Bid, including, without limitation, the timing, process and outcome of the Bid, the terms and conditions of the acquisition, and the anticipated effects of the acquisition and future operations of the acquired business if the Bid is successful. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks, which could cause actual results to differ materially from those described in the forward-looking statements. Information about potential factors that could affect the Company’s business, results of operations and financial condition is included in the “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company as of the date of this document, and except to the extent the Company may be required to update such information under any applicable securities laws, the Company assumes no obligation to update such forward-looking statements.

Item 9.01          Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Title

99.1	Tucows Inc. Summary of Bid for the BT Business, dated September 18, 2017.

99.2	Tucows Inc. “Hello Burlington” Letter, dated September 20, 2017.

99.3	Tucows Inc. Questions and Answers regarding the Bid for the BT Business, dated September 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2017	TUCOWS INC.

	By:	/s/ Bret Fausett
	Name:	Bret Fausett, Esq.
	Title:	Chief Legal Officer & VP, Regulatory Affairs

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Tucows Inc. Summary of Bid for the BT Business, dated September18, 2017.

99.2	Tucows Inc. “Hello Burlington” Letter, dated September 20, 2017.

99.3	Tucows Inc. Questions and Answers regarding the Bid for the BT Business, dated September 20, 2017.